EXHIBIT 10.17

RELEASE AND INDEMNITY AGREEMENT

GlobalSCAPE, Inc. and Sandra Poole Christal execute this Release and Indemnity Agreement effective April 20, 2001.

I.              DEFINITIONS.  The following terms shall have the meanings given below:

“ATSI” means:  ATSI Communications, Inc. and its agents, employees, officers, directors, shareholders, insurers, attorneys, all persons who control, are controlled by or under common control of ATSI Communications, Inc. and the predecessors, successors, heirs and assigns of any of them;

“Bonus Agreement” means:  that Bonus Agreement executed by Executive and GlobalSCAPE effective April 20, 2001 and attached to this Release as Exhibit A;

“Claims” means:  any and all claims that arose or may have arisen in whole or in part before the date of this Release and any all damages of any kind or nature allegedly resulting therefrom, including exemplary damages.  This shall include, but is not limited to, claims related to Executive’s employment and claims arising under contract, tort, common law, state or federal constitution, state or federal statute or city ordinance.  This also includes, but is not limited to, any and all claims, rights, and causes of action based on public policy, claims involving employment discrimination of any form, claims of breach of contract, fraud, fraudulent inducement and breach of fiduciary duty and claims arising out of or in any way related to the Stock Split, the No Adjustment Letter, the Lock Up Letter, the Employment Agreement, the First Option, the Second Option, the Third Option or any other equity interest in GlobalSCAPE.  Notwithstanding the foregoing, Executive shall continue to have the right to purchase shares of Common Stock pursuant to and in accordance with the vesting and other terms of the agreements evidencing the First Option, Second Option and/or Third Option, provided, however, that the number of shares of Common Stock that Executive shall have the right to purchase under such options, and the related exercise price, shall be in the amounts set forth in the original grants, without giving effect to any adjustment that may otherwise have resulted from any corporate action after the date of such grant and prior to the date hereof, including, without limitation, any adjustment that may have arisen in connection with the Stock Split (any rights to such adjustment being waived and released hereunder).

“Common Stock” means:  the Common Stock, par value $.001 per share, of GlobalSCAPE;

“Consideration” means:  the Second Option, the Third Option and the Bonus Agreement;

“Employment Agreement” means: that Corrected and Restated Employment Agreement between GlobalSCAPE and Executive dated effective January 1, 1998, and that Executive Employment Agreement between Executive and GlobalSCAPE, collectively, attached as Exhibit B and Exhibit C, respectively, to this Release;

“Executive” means:  Sandra Poole-Christal, her heirs, administrators, executors and assigns;

“First Option” means: that option granted by GlobalSCAPE pursuant to the 1998 Stock Option Plan to purchase Two Hundred Ninety One Thousand, Four Hundred Twenty Nine (291,429) shares of Common Stock of GlobalSCAPE, Inc. for $0.10 per share, vesting in thirds over a three year period granted to Executive in that letter agreement between Executive and GlobalSCAPE dated  January 1, 1998 and attached as Exhibit D to this Release;

“GlobalSCAPE” means:  GlobalSCAPE, Inc. and its agents, employees, officers, directors, shareholders, insurers, attorneys, all persons who control, are controlled by or under common control of GlobalSCAPE, Inc. and the predecessors, successors, heirs, executors, administrators, and assigns of any of them;

“Lock Up Letter” means that letter agreement between Executive and GlobalSCAPE dated February 8, 2000 and attached as Exhibit E to this Release;

“No Adjustment Letter” means: that letter agreement between Executive and GlobalSCAPE dated February 8, 2000 and attached as Exhibit F to this Release;

“Release” means: this Release and Indemnity Agreement;

“Second Option” means: that option granted by GlobalSCAPE pursuant to the 1998 Stock Option Plan to purchase Eight Hundred and Eight Thousand, Five Hundred Seventy One (808, 571) shares of Common Stock of GlobalSCAPE for $0.0132 per share, vesting effective February 1, 2001 and attached as Exhibit G to this Release;

“Stock Split” means that seven and sixth tenths’ for one (7.6:1) stock split of the outstanding shares of the Common Stock of GlobalSCAPE declared by the Board of Directors of GlobalSCAPE effective May 8, 2000;

“Third Option” means: that option granted by GlobalSCAPE pursuant to the 2000 Stock Option Plan to purchase Five Hundred Seventy Five Thousand (575,000)  shares of Common Stock of GlobalSCAPE for $0.4640 per share and attached as Exhibit H to this Release;

“1998 Stock Option Plan” means:  the GlobalSCAPE, Inc. 1998 Stock Option Plan, as adopted by the GlobalSCAPE Board of Directors on January 15, 1998,

and amended on May 13, 1999, December 3, 1999, March 22, 2001, attached as Exhibit I to this Release;

“2000 Stock Option Plan” means: the GlobalSCAPE, Inc. 2000 Stock Option Plan as adopted by the GlobalSCAPE Board of Directors of GlobalSCAPE May 8, 2000 attached as Exhibit J to this Release;

II.            THE AGREEMENT

1.             For the Consideration, Executive (1) RELEASES, ACQUITS and FOREVER DISCHARGES GlobalSCAPE and ATSI from the Claims that have accrued or may ever accrue to Executive.

2.             The giving of the Consideration is not an admission of liability by either party.  GlobalSCAPE and Executive each acknowledge that this Release is made as a compromise to avoid further expense and to terminate for all time controversies involving the Claims.

3.             GlobalSCAPE and Executive each agree to INDEMNIFY and to HOLD the other HARMLESS from all Claims that have been or may later be asserted against the indemnified party by any third party claiming by, through, or under the indemnifying party, together with all costs, expenses, and legal fees in defending any such claims as they are incurred.  THIS INDEMNITY IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED OR PROVED THAT ALL OR SOME OF THE CLAIMS WERE CAUSED AS A WHOLE OR IN PART BY ANY ACT, OMISSION, NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF CONTRACT, INTENTIONAL CONDUCT, VIOLATION OF STATUE OR COMMON LAW, OR ANY OTHER CONDUCT WHASOEVER OF THE INDEMNIFIED PARTY.

4.             In return for the Consideration, Executive represents and warrants the following:

a.  Executive is correctly described in this Release;

b.  before executing this Release, Executive became fully informed of the terms, contents, conditions, and effect of this Release;

c.  Executive has been advised in writing to consult with an attorney prior to the executing this Release, she has entered into this Release after consulting with her attorney regarding this Release, and her attorney has explained the terms and effect of this Release to her;

d.  Executive is legally competent to execute this Release;

e.  this Release is fully and forever binding on the Executive, her heirs, administrators, executors assigns, or of any of them;

f.  no promise or representation of any kind has been made to Executive, except as is expressly stated in this Release;

g.  Executive enters this Release freely, by her own choice and judgment, and without duress or other influence.

5.             Executive shall keep the terms of this Release CONFIDENTIAL, and disclose the terms only to the parties to her legal spouse, family members, accountants, insures, and attorneys or as other wise required by law or regulation.

6.             The parties each acknowledge that this Release constitutes the entire agreement among them with respect to its subject matter and supercedes any prior agreements, whether written or oral, between Executive and GlobalSCAPE.

7.             The parties each acknowledge that if, for any reason, any provision hereof is found to be unenforceable, the remainder of this Release will nonetheless remain binding and in full effect.

8.             The laws of the State of Texas shall govern the construction and interpretation of this Release.

EXECUTED on the dates noted below to be effective as of the date stated above.

GlobalSCAPE, Inc.

/s/ Tim Nicolaou

Tim Nicolaou
Chief Executive Officer
Date: 4/25/01

/s/ Sandra Poole-Christal
Sandra Poole-Christal
Date: 4/25/01

Exhibits:

A	Bonus Agreement
B	Corrected and Restated Employment Agreement
C	Employment Agreement
D	First Option
E	Lock Up Letter
F	No Adjustment Letter
G	Second Option
H	Third Option
I	1998 Stock Option Plan
J	2000 Stock Option Plan